UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-11263725
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2013, the Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) increased the size of the Company’s common stock repurchase program by authorizing the repurchase of up to an additional $211 million of the Company’s common stock (above the amounts previously authorized by the Board), leaving approximately $450 million available for purchases of the Company’s common stock in one or more transactions, including through open-market repurchases, Rule 10b5-1 plans and privately negotiated transactions.

Pursuant to the common stock repurchase program, the Company entered into a common stock repurchase agreement, dated as of December 11, 2013 (the “Repurchase Agreement”), with Terrific Investment Corporation (the “Selling Stockholder”), a subsidiary controlled by China Investment Corporation. Under the terms of the Repurchase Agreement, the Company agreed to repurchase 20,000,000 shares of the Company’s common stock (the “Concurrent Stock Repurchase”), concurrently with the closing of the Offering (as defined below), directly from the Selling Stockholder in a private, non-underwritten transaction at a price per share equal to $12.912, for an aggregate purchase price of $258,240,000. The Company intends to fund the Concurrent Stock Repurchase from borrowings under its revolving credit facility, and also from cash on hand. The funding of the Concurrent Stock Repurchase will, if completed, increase the amount of debt on the Company’s balance sheet, although the Company intends to repay any borrowings under its revolving credit facility upon receipt of dividends from certain of its subsidiaries expected by fiscal year-end. The shares of the Company’s common stock repurchased in the Concurrent Stock Repurchase will be held in treasury. The terms and conditions of the Repurchase Agreement and the Concurrent Stock Repurchase were reviewed and approved by the Company’s Board, other than the director nominee of the Selling Stockholder, who recused himself from the Board’s deliberations. In addition, the Board engaged Barclays Capital Inc. to act as its financial advisor in connection with the Concurrent Stock Repurchase.

The consummation of the Concurrent Stock Repurchase is contingent on the closing of the Offering and the satisfaction of certain other customary conditions. The closing of the Offering is not contingent on the consummation of the Concurrent Stock Repurchase, and there can be no assurance that the Concurrent Stock Repurchase will be consummated.

The foregoing description of the Repurchase Agreement is qualified in its entirety by reference to such Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Offering

At the same time as the Concurrent Stock Repurchase, on December 11, 2013, the Company announced that it commenced a registered underwritten public offering of 40 million shares of its common stock (the “Offering”), all of which was offered by the Selling Stockholder. On December 12, 2013, the Company priced the Offering of shares offered by the Selling Stockholder at a public offering price of $13.45 per share. The Company will not receive any of the proceeds from the Offering. The Selling Stockholder granted the underwriters of the Offering a 30-day option from the date the Offering was priced to purchase up to 6 million additional shares at the public offering price, less the underwriting discount, to cover over-allotments, if any. Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of the Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC are acting as co-managers of the Offering. The Offering is expected to close on or about December 18, 2013, subject to customary closing conditions.

A copy of the press releases announcing the commencement of the Offering and the pricing of the Offering are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-186888) previously filed with the Securities and Exchange Commission (the “SEC”). The Company will file with the SEC a prospectus supplement to be dated December 12, 2013 (the “Prospectus Supplement”) to the accompanying prospectus relating to the Offering.

Recent Events

In November 2013, the Company signed an agreement to sell 100% of its equity interest in two subsidiaries: Condon Wind Power LLC, which holds the Company’s interest in Condon, Oregon, and AES Mid-West Holdings, L.L.C., which holds the Company’s interest in Lake Benton, Minnesota and Storm Lake, Iowa, for $27 million, subject to customary purchase price adjustments. The terms of the sale agreement include an option to purchase 100% of the Company’s interest in Armenia Mountain, Pennsylvania. The sale of Condon Wind Power LLC and AES Mid-West Holdings, L.L.C. is expected to close in January of 2014, and the Company expects to recognize a pretax loss, net of noncontrolling interest, of between $30 million and $35 million in connection with the sale in the fourth quarter of 2013. These businesses are reported in the US Generation segment and will be reported as discontinued operations beginning in the fourth quarter of 2013.

The Company is currently performing its annual goodwill impairment evaluation as of October 1, 2013. DP&L, one of two reporting units within DPL Inc., with $623 million in goodwill as of September 30, 2013, has failed Step 1 of the impairment evaluation, which tests whether the reporting unit’s carrying value exceeds its fair value. Additionally, certain U.S. wind generation businesses with aggregate goodwill of approximately $35 million as of September 30, 2013 have also failed Step 1 of the impairment evaluation. Step 2 of the evaluation, which measures the fair value of individual assets and liabilities to determine if goodwill is impaired, is currently in process for both balances, and may result in the impairment of all, or a portion of, the related goodwill.

Additionally, the Company is in the early stages of impairment analysis for several of its long-lived assets. At this time, the Company cannot determine whether this analysis will result in the recognition of additional impairment expense.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Eletropaulo, a Brazilian subsidiary of the Company, has ongoing discussions with the Brazilian regulator (ANEEL) at the administrative level regarding the parameters of the tariff reset applied in July 2012, retroactive to July 2011. The main discussions are related to the tariffs applied before July 4th, 2011 and involve the shielded regulatory asset base and whether adjustments should be made to it (which adjustments could require refunds to customers beginning in the third quarter of 2014). Eletropaulo believes it has meritorious arguments and that no adjustments to the shielded regulatory asset base are necessary; however, there can be no assurance that Eletropaulo will prevail on this matter. If Eletropaulo does not prevail at the administrative level or in the courts, the financial impact could be material to the Company’s results of operations and cash flow. The Company believes it is possible that greater clarity will be received from ANEEL by year-end.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to the Offering, the Concurrent Stock Repurchase and the other events disclosed herein under Item 8.01—Other Events—Recent Events. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Consummation of the Offering and the Concurrent Stock Repurchase and the forward-looking statements contained in Item 8.01—Other Events—Recent Events are subject to risks and uncertainties, such as the Company’s continued eligibility to use its shelf registration statement, the Company’s ability to fund the Concurrent Stock Repurchase and general economic conditions and other risks and uncertainties discussed in AES’ filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2012 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Common Stock Repurchase Agreement, dated as of December 11, 2013, by and between the Company and the Selling Stockholder.

99.1	Press Release issued by the Company dated December 11, 2013.

99.2	Press Release issued by the Company dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Thomas M. O’Flynn
Name:	Thomas M. O’Flynn
Title:	Executive Vice President and Chief Financial Officer

Date: December 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Repurchase Agreement, dated as of December 11, 2013, by and between the Company and the Selling Stockholder.

99.1	Press Release issued by the Company dated December 11, 2013.

99.2	Press Release issued by the Company dated December 13, 2013.